UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 4, 2012

ERF Wireless Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2911 South Shore Boulevard, Suite 100, League City, Texas 77573

(Address of principal executive offices) (Zip Code)

(281) 538-2101

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 4, 2012, Manny M. Carter was elected to serve on the board of directors of ERF Wireless, Inc. (the “Company”). Mr. Carter will qualify and serve as an independent director.

Mr. Carter, 72, has been retired since November 2004. Between November 2001 and November 2004, Mr. Carter served as the president and chief operating officer of Eagle Broadband, Inc. Prior to 2001, Mr. Carter served in a number of executive level positions, including executive vice president international of Pennzoil Products Division and executive vice president of MPSI, Inc. Mr. Carter also spent nearly 30 years with Mobil Oil Corporation, where he held positions of increasing responsibility, the most recent of which was general manager of international marketing from 1986 to 1990.

There are no arrangements or understandings between Mr. Carter and any other person pursuant to which he was elected to serve as a director. There have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. Carter that are required to be disclosed by Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Carter to the Company’s board of directors is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated December 4, 2012, announcing the election of Manny Carter to the ERF Wireless Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2012

/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

EXHIBITS

Exhibit 99.1	Press Release dated December 4, 2012, announcing the election of Manny Carter to the ERF Wireless Board of Directors